Exhibit 10.3

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, MERCURY BBQ LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of BBQ Oklahoma, Inc., a Minnesota corporation, or its assigns (the "Noteholder", and together with the Borrower, the "Parties"), the principal amount of $2,500,000 (the "Loan") or the aggregate of such amounts the Noteholder has disbursed to the Co-Borrowers pursuant to Section 2.2, together with all accrued interest thereon, as provided in this Promissory Note (the "Note").

1.Definitions. Capitalized terms used herein shall have the meanings set forth in this

Section 1.

"Affiliate" means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Anti-Terrorism Law" means any Law related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (the "USA PATRIOT Act"), the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the "Bank Secrecy Act"), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

"Applicable Rate" means the rate equal to 8% per annum. "Borrower" has the meaning set forth in the introductory paragraph.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

"Cash" means with respect to the Borrower, money, currency or a credit balance in any deposit account (as such term is defined in the UCC).

"Commitment Period" means the period from the date hereof to the date that is 30 days after the date hereof.

"Current Liabilities" means as at any date of determination, the total liabilities of the Borrower that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

"Debt" of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

"Default" means any of the events specified in Section 9 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 9 would, unless cured or waived, become an Event of Default.

"Default Rate" means, at any time, 18% per annum. "Event of Default" has the meaning set forth in Section 9.

"Excess Cash Flow" means, with respect to the Borrower, for any period, an amount equal to the excess, if any, of (a) Operating Cash at the end of such period over (b) the Operating Cash Requirement.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

"IP Developer" means Clark Championship Products LLC, an Oklahoma limited liability company.

"Law" as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

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"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

"Loan" has the meaning set forth in the introductory paragraph.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower; (b) the validity or enforceability of the Note or Security Agreement; (c) the perfection or priority of any Lien purported to be created under the Security Agreement; (d) the rights or remedies of the Noteholder hereunder or under the Security Agreement; or (e) the Borrower's ability to perform any of its material obligations hereunder or under the Security Agreement.

"Maturity Date" means the earlier of (a) November 30,  2025 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 3.

"Note" has the meaning set forth in the introductory paragraph. "Noteholder" has the meaning set forth in the introductory paragraph.

"Operating Cash" means with respect to the Borrower, at any time, an amount equal to (a) Cash plus equivalents (including, credit card receivables) minus (b) the sum of (i) any amount accrued to pay taxes and (ii) those portions of Current Liabilities that are overdue or otherwise aged beyond thirty (30) days.

"Operating Cash Requirement" means $ 250,000.

"Order" as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

"Parties" has the meaning set forth in the introductory paragraph.

"Permitted Debt" means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note; (c) which may be deemed to exist with respect to swap contracts; (d) owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services in connection with any automated clearinghouse transfers of funds; and (e) unsecured insurance premiums owing in the ordinary course of business.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

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"Sanctions" means, sanctions administered or enforced by the US Department of the Treasury's Office of Foreign Assets Control (OFAC), US Department of State, or other relevant sanctions authority.

"Security Agreement" means the Security Agreement, dated as of the date hereof, by the Borrower and IP Developer in favor of Noteholder, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

"USA PATRIOT Act" has the meaning set forth in the definition of Anti-Terrorism Law.

2. Loan Disbursement Mechanics.

2.1Commitment. Subject to Section 2.2, the Noteholder shall loan Borrower an aggregate principal amount not to exceed the amount of the Loan.

2.2Condition Precedent to Disbursement. As a condition precedent to the making of the Loan pursuant to this Note, Noteholder and Borrower shall negotiate and execute a mutually acceptable license agreement regarding the license and use by Noteholder of certain CLARK CREW BBQ intellectual property developed by IP Developer and other terms deemed necessary and customary by Noteholder and Borrower. The acceptance by Borrower of funds constituting the Loan, when and if such Loan is made by Noteholder, shall be deemed a representation and warranty by Borrower that since the date of this Note there has been no Material Adverse Effect and all of Borrower's representations and warranties herein remain and in the Security Agreement are true and correct as if made on the date of the disbursement of the proceeds representing the Loan. Noteholder shall have no obligation to make the Loan if the condition precedent described in this Section 2.2 is not satisfied on or before the expiration of the Commitment Period.

2.3Use of Proceeds. The Borrower shall use the proceeds of the Loan solely for build-out of the CLARK CREW BBQ restaurant located at 3510 Northwest Expressway, Oklahoma City, OK 73112 (the "Restaurant") using trade dress and other intellectual property developed by IP Developer for the CLARK'S CREW BBQ restaurant brand and working capital needed for the operation of such business.

1. Payment Terms; Optional Prepayments.

3.1Payment. Payment on the note shall be payable by utilizing 100% of operating cash flow from Restaurant minus operating expenses and Clark’s management fee set forth in section 9.1 of the Mercury BBQ LLC Agreement (the “Agreement”) and the management fee set forth in the Services Agreement the between BBQ Holdings, Inc. and Mercury BBQ LLC (the “Services Agreement”). If the Loan is not paid off within six (6) years of the date of execution of this Note, the remaining Loan balance shall be amortized for three (3) years which will be paid monthly prior to any management fees from any agreement.

3.2Prepayments.

(a)Mandatory Prepayments. In the event there shall be Excess Cash Flow for any one-month period, commencing with the one-month period beginning on the date that is one month after the date on which the Restaurant opens for business, the

Borrower shall prepay the Loan in an aggregate amount equal to 100% of such Excess Cash Flow. No prepaid amount may be reborrowed.

(b)Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.3Security Agreement. The Borrower's performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in the Security Agreements (the "Collateral").

4. Interest.

4.1Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

4.2Interest Payment Dates. All accrued and unpaid interest shall be due and payable on the Maturity Date.

4.3Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.4Computation of Interest. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan for the day on which it is paid.

4.5Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

5.Payment Mechanics

5.1Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.

5.2Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5.3Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

6.Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1Existence; Compliance with Laws. The Borrower is (a) a limited liability company duly formed in Delaware, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.2Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and the Security Agreement and to perform its obligations hereunder and thereunder.

6.3Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

6.4No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

6.5No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Borrower's organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.6Enforceability. Each of the Note and the Security Agreement is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.7No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note, the Security Agreement or any of the transactions contemplated hereby or thereby or (b) that could be expected to materially adversely affect the Borrower's financial condition or the ability of the Borrower to perform its obligations under the Note or the Security Agreement.

6.8USA PATRIOT Act, OFAC and Other Regulations.

(a) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates or any of their respective officers, directors, brokers or agents (i) has violated any Anti-Terrorism Laws or (ii) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Cooperation and Development's Financial Action Task Force on Money Laundering.

(b) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates or any of their respective officers, directors, brokers or agents is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including currently, Cuba, Iran, North Korea, Sudan and Syria.

(c) Neither the Borrower nor, to the knowledge of the Borrower any of its Affiliates or any of their respective officers, directors, brokers or agents acting or benefiting in any capacity in connection with the Loan (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Person, or in any country or territory, that is the subject of any Sanctions, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

7.Affirmative Covenants. Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

7.1Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.2Compliance. Comply with (a) all of the tetras and provisions of its organizational documents; (b) its obligations under its material contracts and agreements; and (c) all Laws and Orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.3Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4Notice of Events of Default. As soon as possible and in any event within two 2 Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

7.5Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Agreement.

8.Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

8.1Indebtedness. Incur, create or assume any Debt, other than Permitted Debt.

8.2Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; and (c) Liens created pursuant to the Security Agreement.

8.3Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

8.4Compliance with Anti-Terrorism Regulations.

(a)(i) Violate any Anti-Terrorism Laws (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money

Laundering or (iii) permit any of its Affiliates to violate these laws or engage in these actions.

(b) (i) Use, directly or indirectly, the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (x) to fund any activities or business of or with any Person, or in any country or territory, that, is, or whose government is, the subject of Sanctions at the time of such funding, or (y) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

(d) (i) Deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (iii) permit any of its Affiliates to do any of the foregoing.

9.Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

9.1Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for 5 days.

9.2Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein or in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

9.3Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in Section 7 or Section 8, or (b) any other covenant, obligation, condition or agreement contained in this Note or the Security Agreement other than those specified in clause (a) and Section 9.1 and such failure continues for 15 days.

9.4Debt Cross-Defaults. The Borrower fails to pay when due any of its Debt (other than Debt arising under this Note) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

9.5Bankruptcy.

(a)the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 9.5(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 45 days;

(a) there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof;

(b) the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.5(a), Section 9.5(b) or Section 9.5(c) above; or

(c) the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9.6Judgments. One or more judgments or decrees shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof.

10. Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable Law; provided, however that, if an Event of Default described in Section 9 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

11.Miscellaneous.

11.1Notices.

(a)All notices, requests or other communications required or pelt___lifted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

(i)If to the Borrower:

Mercury BBQ LLC

12701 Whitewater Drive, Suite 290

Minnetonka, MN 55343
Attn: Manager

(ii)If to the Noteholder:

BBQ Oklahoma, Inc.
12701 Whitewater Drive, Suite 290
Minnetonka, MN 55343

Attn: CEO

(b)Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment).

11.2 Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the Security Agreement and the enforcement of the Noteholder's rights hereunder and thereunder.

11.3 Governing Law. This Note, the Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note, the Security Agreement and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Minnesota.

11.4 Submission to Jurisdiction.

(e) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note or the Security Agreement may be brought in the courts of the State of or of the United States of America for the District of Minnesota and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against one or more of the Borrowers in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(f) Nothing in this Section 11.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

11.5 Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred to in Section 11.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

11.6 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

11.7 Counterparts; Integration; Effectiveness. This Note, the Security Agreement and any amendments, waivers, consents or supplements hereto and thereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the Security Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note or the Security Agreement by facsimile or in electronic (i.e., "pdf' or "tif') format shall be effective as delivery of a manually executed counterpart of this Note or the Security Agreement, as applicable.

11.8 Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

11.9 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

11.10 USA PATRIOT Act. The Noteholder hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name of the Borrower and other information that will allow the Noteholder to identify the Borrower in accordance with the US PATRIOT Act, and the Borrower agrees to provide such information from time to time to the Noteholder.

11.11 Interpretation. For purposes of this Note (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Sections mean the Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

11.12 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

11.13 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

11.14 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

11.15 Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic font", each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

11.16 Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any turn or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of October   , 2019.

MERCURY BBQ LLC

By /s/ Jeff Crivello_____________

Name: Jeff Crivello____________

Title: Chief Executive Officer____

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of Sections 2.1 and 2.2.BBQ Oklahoma Inc.

By: /s/ Travis Clark_______________________

Name: Travis Clark_______________________

Title: Owner_______________________